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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3175 (Commission File Number)	74-1828067 (IRS Employer Identification No.)
One Valero Way San Antonio, Texas (Address of principal executive offices)		78249 (Zip Code)

Registrant's telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On December 15, 2004, the election period closed for participation during calendar year 2005 in the Valero Energy Corporation Deferred Compensation Plan (the "Plan"). Each of the "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K) of Valero Energy Corporation (the "Company") is eligible to participate in the Plan. The agreement and forms filed as exhibits to this Current Report on Form 8-K—together with the Plan—contain the material terms and conditions for participation in the Plan. In reliance on Instruction 1 to Item 601(b)(10) of Regulation S-K, the Company is not filing each individual participant's personal arrangement under the Plan.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
10.01
Valero Energy Corporation Deferred Compensation Plan dated as of March 1, 1998, and First Amendment dated December 20, 2002—incorporated by reference to Exhibit 10.04 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.
* 10.02	2005 Elective Deferral Agreement
* 10.03	Investment Election Form
* 10.04	2005 Distribution Election Form

*
filed herewith

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION
Date: December 15, 2004	By:	/s/ JAY D. BROWNING Jay D. Browning Vice President and Secretary

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EXHIBIT INDEX

Number	Exhibit
10.02	2005 Elective Deferral Agreement
10.03	Investment Election Form
10.04	2005 Distribution Election Form

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX